Exhibit 99

NEWS RELEASE

STANDEX INTERNATIONAL CORPORATION █ SALEM, NH 03079 █ TEL (603) 893-9701 █ WEB www.standex.com

STANDEX REPORTS FISCAL FOURTH QUARTER AND FISCAL YEAR 2026 FINANCIAL RESULTS

●	In Q4 FY26, Sales of $228.3 Million Increased 7.7% YOY Organically; Electronics Increased 12.9% YOY Organically
●	New Products Sales Grew 43% and Sales into Fast Growth Markets Contributed 31% of Total Sales
●	Record Order Intake of ~$270 Million; Book to Bill of 1.18: Electronics Book to Bill at 1.27
●	Q4 FY26 GAAP EPS of $1.69; Record Adjusted EPS of $2.45, Up 7.4% YOY
●	In FY26, Sales Increased >$100 Million and 5.5% Organically; GAAP EPS of $8.68; Record Adjusted EPS of $8.74, up 9.6% YOY; Record Adjusted Gross Margin and Adjusted Operating Margin
●	In FY27, Expect High Single-Digit to Low Double-Digit Organic Growth; Expect to Launch >20 New Products; Fast Growth Market Sales Expected to Grow ~20%

SALEM, NH – July 30, 2026 – Standex International Corporation (NYSE: SXI) today reported financial results for the fourth quarter of fiscal year 2026 ended June 30, 2026.

Summary Financial Results - Total
($M except EPS and Dividends)	4Q26	4Q25	3Q26	Y/Y	Q/Q
Net Sales	$228.3	$222.0	$224.6	2.8%	1.6%
Operating Income – GAAP	$37.5	$34.7	$90.8	8.1%	-58.7%
Operating Income – Adjusted	$45.4	$45.8	$44.2	-0.8%	2.6%
Operating Margin % - GAAP	16.5%	15.6%	40.4%	80 bps	- 2,390 bps
Operating Margin % - Adjusted	19.9%	20.6%	19.7%	- 70 bps	+ 20 bps
Net Income from Continuing Ops – GAAP	$23.6	$15.5	$68.6	52.5%	-65.6%
Net Income from Continuing Ops – Adjusted	$29.7	$27.5	$26.7	7.8%	11.2%

EBITDA	$48.1	$45.2	$99.4	7.2%	-51.7%
EBITDA margin	21.1%	20.4%	44.3%	+ 70 bps	- 2,320 bps
Adjusted EBITDA	$51.5	$51.6	$48.4	-5.1%	6.4%
Adjusted EBITDA margin	22.6%	23.2%	21.6%	- 60 bps	+ 100 bps

Diluted EPS – GAAP	$1.69	$1.23	$5.56	37.7%	-69.6%
Diluted EPS – Adjusted	$2.45	$2.28	$2.21	7.4%	10.9%
Dividends per Share	$0.34	$0.32	$0.34	6.3%	0.0%

Free Cash Flow	$35.0	$24.9	$6.3	40.7%	454.0%
Net Debt to EBITDA	1.8x	2.6x	1.9x	-30.8%	-5.3%

Commenting on the quarter’s results, President and Chief Executive Officer David Dunbar said, “We concluded our fiscal year with a strong performance in the fourth quarter. We delivered 7.7% organic growth with a book to bill of 1.18, led by our Electronics segment which grew 12.9% organically with a book to bill of 1.27. Sales from fast growth markets totaled approximately $72 million in the fiscal fourth quarter and approximately $264 million for the fiscal year. Adjusted earnings per share increased 7.4% to a record $2.45. Our net leverage ratio was reduced to 1.8x.

In fiscal year 2026, sales increased by more than $100 million with organic growth of 5.5%. Building on record profitability in fiscal year 2025, we set several new records in fiscal year 2026 with adjusted gross margin of 42.0%, adjusted operating income of $173.3 million, adjusted operating margin of 19.4%, and adjusted earnings per share of $8.74. We remain confident in our long-term operating margin potential as we leverage organic growth, driven by our fast growth end markets and higher sales contribution from new products.

On July 2nd, we acquired the remaining 9.9% interest in Narayan for approximately $64 million. The integration of Narayan and Amran continues to progress smoothly, and our internal teams remain fully focused on meeting customer demand now and in the future.”

Fiscal First Quarter 2027 Outlook

In fiscal first quarter 2027, on a year-on-year basis, the Company expects moderately higher revenue, driven by high single-digit to low double-digit organic growth from higher sales into fast growth end markets and increased new product sales, partially offset by the divestiture of Federal Industries. The Company expects slightly to moderately higher adjusted operating margin as contributions from organic growth and realization of productivity actions are partially offset by growth investments.

On a sequential basis, the Company expects slightly higher revenue, driven by increased contributions from fast growth end markets and new product sales, and similar adjusted operating margin.

Fiscal Year 2027 Outlook

For fiscal year 2027, the Company expects mid-to-high single digit sales growth driven by high-single digit to low-double digit organic growth, partially offset by the impact of the Federal Industries divestiture and unfavorable foreign exchange. The Company expects continued adjusted operating margin expansion.

The Company plans to release more than 20 new products, which are expected to contribute approximately 300 bps of incremental growth. Sales from fast growth markets are on track to grow approximately 20% year-on-year to greater than $310 million.

Fourth Quarter Segment Operating Performance

Electronics (57% of sales; 63% of segment adjusted operating income)

	4Q26	4Q25	% Change
Electronics ($M)
Revenue	129.1	115.2	12.1%
GAAP Operating Income	31.6	28.0	12.9%
GAAP Operating Margin %	24.5	24.3
Adjusted Operating Income	35.1	32.9	6.7%
Adjusted Operating Margin %	27.2	28.5

Revenue increased approximately $13.9 million or 12.1% year-on-year, reflecting organic growth of 12.9%, partially offset by a foreign currency impact of 0.8%. Organic growth was driven by higher sales into fast growth markets and increased new product sales. Adjusted operating income increased approximately $2.2 million or 6.7% year-on-year due to higher volume and pricing initiatives, partially offset by growth investments and unfavorable mix from transitory operational issues in the Edge business.

The segment had a book-to-bill ratio of approximately 1.27 in the fiscal fourth quarter, with orders of approximately $165 million.

In fiscal first quarter 2027, on a sequential basis, the Company expects slightly higher revenue, reflecting higher sales into fast growth end markets and increased new product sales, and moderately higher adjusted operating margin.

Aerospace & Defense (17% of sales; 15% of segment adjusted operating income)

	4Q26	4Q25	% Change
Aerospace & Defense ($M)
Revenue	37.9	32.0	18.3%
GAAP Operating Income	8.1	4.3	88.4%
GAAP Operating Margin %	21.4	13.5
Adjusted Operating Income	8.5	5.9	44.8%
Adjusted Operating Margin %	22.5	18.4

Revenue increased approximately $5.9 million or 18.3% year-on-year reflecting organic growth of 18.4% and a foreign currency impact of 0.1%. Organic growth was primarily driven by increased project activity in the defense end market. Adjusted operating income increased approximately $2.6 million or 44.8% year-on-year reflecting higher volume and project mix.

In fiscal first quarter 2027, on a sequential basis, the Company expects moderately lower revenue due to less favorable project timing, and moderately lower adjusted operating margin.

Scientific (8% of sales; 10% of segment adjusted operating income)

	4Q26	4Q25	% Change
Scientific ($M)
Revenue	18.8	17.9	5.0%
GAAP Operating Income	5.2	4.1	25.6%
GAAP Operating Margin %	27.4	22.9
Adjusted Operating Income	5.4	4.3	23.9%
Adjusted Operating Margin %	28.6	24.3

Revenue increased approximately $0.9 million or 5.0% year-on-year reflecting organic growth of 5.0%. Organic growth was driven by pricing initiatives and a slight market recovery. Adjusted operating income increased approximately $1.1 million or 23.9% year-on-year reflecting higher sales and tariff refunds.

In fiscal first quarter 2027, on a sequential basis, the Company expects moderately higher revenue and similar adjusted operating margin.

Engraving & Hydraulics (19% of sales; 12% of segment adjusted operating income)

	4Q26	4Q25	% Change
Engraving & Hydraulics ($M)
Revenue	42.4	47.0	-9.7%
GAAP Operating Income	6.4	7.0	-7.9%
GAAP Operating Margin %	15.2	14.9
Adjusted Operating Income	6.7	7.4	-8.5%
Adjusted Operating Margin %	15.8	15.7

Revenue decreased approximately $4.6 million or 9.7% year-on-year reflecting an organic decline of 9.6% from general market weakness and a foreign currency impact of 0.1%. Adjusted operating income decreased approximately $0.6 million or 8.5% year-on-year.

In fiscal first quarter 2027, on a sequential basis, the Company expects slightly to moderately higher revenue and similar to slightly higher adjusted operating margin.

Capital Allocation

●	Interest: In fiscal first quarter 2027, the Company expects interest expense of approximately $7.0 million.

●

Share Repurchase: During the fiscal fourth quarter of 2026, the Company did not repurchase shares. There was approximately $28 million remaining on the Company’s current share repurchase authorization at the end of the fiscal fourth quarter 2026.

●

Capital Expenditures: In fiscal fourth quarter 2026, the Company’s capital expenditures were $5.5 million compared to $8.6 million in the fiscal fourth quarter of 2025. Capital expenditures were $28.6 million in fiscal year 2026. The Company expects fiscal year 2027 capital expenditures between $45 million and $55 million. The increase over fiscal year 2026 is primarily due to capacity expansion within Standex Electronics Grid.

●

Dividend: On July 23, 2026, the Company declared a quarterly cash dividend of $0.34 per share, an approximately 6.3% year-on-year increase. The dividend is payable August 21, 2026, to shareholders of record on August 7, 2026.

Balance Sheet and Cash Flow Highlights

●

Net Debt: Standex had net (cash) debt of $339.2 million on June 30, 2026, compared to $448.0 million at the end of fiscal fourth quarter 2025. Net (cash) debt for the fourth quarter of 2026 consisted primarily of long-term debt of $518.0 million and cash and equivalents of $178.7 million.

●

Cash Flow: Net cash provided by continuing operating activities for the three months ended June 30, 2026, was $40.5 million compared to $33.4 million in the prior year’s quarter. Free cash flow after capital expenditures was $35.0 million compared to free cash flow after capital expenditures of $24.9 million in the fiscal fourth quarter of 2025.

Conference Call Details

Standex will host a conference call for investors tomorrow, July 31, 2026, at 8:30 a.m. ET. On the call, David Dunbar, President and CEO, and Ademir Sarcevic, CFO, will review the Company’s financial results and business and operating highlights. Investors interested in listening to the webcast and viewing the slide presentation should log on to the “Investors” section of Standex’s website under the subheading, “Events and Presentations,” located at www.standex.com.

A replay of the webcast will also be available on the Company’s website shortly after the conclusion of the presentation online through July 31, 2027. To listen to the teleconference playback, please dial in the U.S. (888) 660-6345 or (646) 517-4150 internationally; the passcode is 98594#. The audio playback via phone will be available through August 7, 2026. The webcast replay can be accessed in the “Investor Relations” section of the Company’s website, located at www.standex.com.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures, including non-GAAP adjusted income from operations, non-GAAP adjusted net income from continuing operations, free operating cash flow, EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted EBITDA, adjusted EBITDA to net debt, and adjusted earnings per share. The attached financial tables reconcile non-GAAP measures used in this press release to the most directly comparable GAAP measures. The Company believes that the use of non-GAAP measures which exclude the impact of restructuring charges, purchase accounting, amortization from acquired intangible assets, insurance recoveries, discrete tax events, gain or loss on sale of a business unit, acquisition costs, and litigation costs help investors to obtain a better understanding of our operating results and prospects, consistent with how management measures and forecasts the Company's performance, especially when comparing such results to previous periods. An understanding of the impact in a particular quarter of specific restructuring costs, acquisition expenses, or other gains and losses, on net income (absolute as well as on a per-share basis), operating income or EBITDA can give management and investors additional insight into core financial performance, especially when compared to quarters in which such items had a greater or lesser effect, or no effect. Non-GAAP measures should be considered in addition to, and not as a replacement for, the corresponding GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

About Standex

Standex International Corporation is a multi-industry manufacturer in four broad business segments: Electronics, Aerospace & Defense, Scientific, and Engraving & Hydraulics with operations in the United States, Europe, Canada, Japan, Singapore, Mexico, Turkey, India, and China. For additional information, visit the Company's website at https://standex.com/.

Forward-Looking Statements

Statements contained in this Press Release that are not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “should,” “could,” “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” or similar terms or variations of those terms or the negative of those terms. There are many factors that affect the Company’s business and the results of its operations and that may cause the actual results of operations in future periods to differ materially from those currently expected or anticipated. These factors include, but are not limited to: the impact of global crises or catastrophic events on employees, our supply chain, and the demand for our products and services around the world; materially adverse or unanticipated legal judgments, fines, penalties or settlements; conditions in the financial and banking markets, including fluctuations in exchange rates and the inability to repatriate foreign cash; domestic and international economic conditions, including the impact, length and degree of economic downturns on the customers and markets we serve and more specifically conditions in the electrical grid, automotive, construction, aerospace, defense, transportation, food service equipment, consumer appliance, energy, oil and gas and general industrial markets; lower-cost competition; the relative mix of products which impact margins and operating efficiencies in certain of our businesses; the impact of higher raw material and component costs, particularly steel, certain materials used in electronics parts, petroleum based products, and refrigeration components; the impact of higher transportation and logistics costs, especially with respect to transportation of goods from Asia; the impact of inflation on the costs of providing our products and services; an inability to realize the expected cost savings from restructuring activities including effective completion of plant consolidations, cost reduction efforts including procurement savings and productivity enhancements, capital management improvements, strategic capital expenditures, and the implementation of lean enterprise manufacturing techniques; the potential for losses associated with the exit from or divestiture of businesses that are no longer strategic or no longer meet our growth and return expectations; the inability to achieve the savings expected from global sourcing of raw materials and diversification efforts in emerging markets; the impact on cost structure and on economic conditions as a result of actual and threatened increases in trade tariffs; the inability to attain expected benefits from acquisitions and the inability to effectively consummate and integrate such acquisitions and achieve synergies envisioned by the Company; increased costs from acquisitions to improve and coordinate managerial, operational, financial, and administrative systems, including internal controls over financial reporting and compliance with the Sarbanes-Oxley Act of 2002, and other costs related to such systems in connection with acquired businesses; market acceptance of our products; our ability to design, introduce and sell new products and related product components; the ability to redesign certain of our products to continue meeting evolving regulatory requirements; the impact of delays initiated by our customers; our ability to increase manufacturing production to meet demand including as a result of labor shortages; the impact on our operations of any successful cybersecurity attacks; and potential changes to future pension funding requirements. For a more comprehensive discussion of these and other factors, see the “Risk Factors” section of the Company’s most recent annual report on Form 10-K filed with the SEC and available on the Company’s website. In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company and management specifically disclaim any obligation to do so, even if management's estimates change.

Contact:

Christopher Howe

Director of Investor Relations

(773) 754-5394

e-mail: InvestorRelations@Standex.com

Standex International Corporation

Consolidated Statement of Operations

(unaudited)

	Three Months Ended		Year Ended
	June 30,	June 30,	June 30,	June 30,
(In thousands, except per share data)	2026	2025	2026	2025

Net sales	$228,251	222,049	$891,597	$790,107
Cost of sales	130,816	130,751	519,565	474,859
Gross profit	97,434	91,298	372,032	315,248

Selling, general and administrative expenses	52,533	47,954	201,597	178,750
(Gain) loss on sale of business	(249)	-	(57,085)	-
Restructuring costs	2,762	2,920	12,186	6,903
Amortization of acquired intangible assets	4,341	4,647	17,691	14,612
Acquisition related costs	496	1,042	4,059	21,434

Income from operations	37,552	34,734	193,584	93,549

Interest expense	6,558	9,016	30,712	23,931
Other non-operating (income) expense, net	(1,122)	(364)	(68)	808
Total	5,436	8,652	30,644	24,739

Income from continuing operations before income taxes	32,116	26,082	162,940	68,810
Provision for income taxes	8,515	10,609	34,253	11,084
Net income from continuing operations	23,601	15,473	128,687	57,726

Income (loss) from discontinued operations, net of tax	(50)	13	(144)	(42)

Net income	23,551	15,486	128,543	57,684
Less: net income attributable to redeemable noncontrolling interest	824	660	2,900	1,924
Less: change of redeemable noncontrolling interest to redemption value	2,248	-	21,011	-
Net income attributable to Standex International	$20,479	$14,826	$104,633	$55,760

Basic earnings per share:
Income (loss) from discontinued operations	(0.00)	-	(0.01)	-
Total income (loss) attributable to Standex International	$1.70	$1.23	$8.70	$4.68

Diluted earnings per share:
Income (loss) from discontinued operations	(0.00)	-	(0.01)	-
Total income (loss) attributable to Standex International	$1.69	$1.23	$8.68	$4.64

Average Shares Outstanding
Basic	12,053	11,990	12,038	11,926
Diluted	12,121	12,076	12,070	12,016

Standex International Corporation

Condensed Consolidated Balance Sheets

(unaudited)

	June 30,	June 30,
(In thousands)	2026	2025

ASSETS
Current assets:
Cash and cash equivalents	$178,734	104,542
Accounts receivable, net	172,896	172,702
Inventories	128,960	129,994
Prepaid expenses and other current assets	71,165	73,641
Total current assets	551,755	480,879

Property, plant, equipment, net	153,024	160,364
Intangible assets, net	199,479	225,757
Goodwill	581,553	610,338
Deferred tax asset	4,409	11,971
Operating lease right-of-use asset	45,400	47,998
Other non-current assets	50,088	29,573
Total non-current assets	1,033,953	1,086,001

Total assets	$1,585,708	$1,566,880

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$80,098	88,001
Accrued liabilities	131,999	63,204
Income taxes payable	17,419	15,770
Total current liabilities	229,516	166,975

Long-term debt	517,950	552,515
Operating lease long-term liabilities	35,814	40,057
Accrued pension and other non-current liabilities	47,214	67,743
Total non-current liabilities	600,978	660,315

Redeemable non-controlling interest	-	27,913

Stockholders' equity:
Common stock	41,976	41,976
Additional paid-in capital	127,621	136,082
Retained earnings	1,215,329	1,126,851
Accumulated other comprehensive loss	(199,061)	(164,765)
Treasury shares	(430,651)	(428,467)
Total stockholders' equity	755,214	711,677

Total liabilities, redeemable noncontrolling interest and stockholders' equity	$1,585,708	$1,566,880

Standex International Corporation and Subsidiaries

Statements of Consolidated Cash Flows

(unaudited)

	Year Ended
	June 30,
(In thousands)	2026	2025

Cash Flows from Operating Activities
Net income	$128,543	57,684
Income (loss) from discontinued operations	(144)	(42)
Income from continuing operations	128,687	57,726

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,653	35,438
Stock-based compensation	8,821	8,691
Non-cash portion of restructuring charge	1,480	10
(Gain) loss on sale of business	(57,085)	-
Contributions to defined benefit plans	(6,846)	(7,796)
Net changes in operating assets and liabilities	(23,797)	(24,421)
Net cash provided by operating activities - continuing operations	89,913	69,648
Net cash provided by (used in) operating activities - discontinued operations	(350)	(52)
Net cash provided by (used in) operating activities	89,563	69,596
Cash Flows from Investing Activities
Capital Expenditures	(25,199)	(28,343)
Expenditures for acquisitions, net of cash acquired	-	(478,890)
Proceeds from the sale of business	68,280	-
Other investing activities	14	3,800
Net cash provided by (used in) investing activities	43,095	(503,433)
Cash Flows from Financing Activities
Proceeds from borrowings	75,000	792,313
Payments of debt	(110,000)	(389,109)
Contingent consideration payment	(660)	-
Activity under share-based payment plans	2,347	2,226
Purchase of treasury stock and other	(4,402)	(9,906)
Distributions to non-controlling interests	(2,726)	-
Cash dividends paid	(16,185)	(15,033)
Net cash provided by (used in) financing activities	(56,627)	380,490

Effect of exchange rate changes on cash	(1,839)	3,686

Net changes in cash and cash equivalents	74,192	(49,661)
Cash and cash equivalents at beginning of year	104,542	154,203
Cash and cash equivalents at end of period	$178,734	$104,542

Standex International Corporation

Selected Segment Data

(unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
(In thousands)	2026	2025	2026	2025
Net Sales
Electronics	$129,109	$115,192	$475,036	$400,130
Aerospace & Defense	37,909	32,040	135,031	102,595
Scientific	18,817	17,918	75,748	72,380
Engraving & Hydraulics	42,416	46,982	182,329	179,303
Other	-	9,917	23,453	35,699
Total	$228,251	$222,049	$891,597	$790,107

Income from operations
Electronics	$31,635	$28,009	$121,340	$87,927
Aerospace & Defense	8,117	4,308	21,952	15,428
Scientific	5,160	4,108	18,035	17,470
Engraving & Hydraylics	6,445	6,995	27,404	25,173
Other	-	2,101	4,046	7,315
Restructuring	(2,762)	(2,920)	(12,186)	(6,903)
Gain (loss) on sale of business	249	-	57,085	-
Acquisition related costs	(496)	(1,042)	(4,059)	(21,434)
Corporate	(10,796)	(6,825)	(40,033)	(31,427)
Total	$37,552	$34,734	$193,584	$93,549

Standex International Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

	Three Months Ended			Year Ended
	June 30,			June 30,
(In thousands, except percentages)	2026	2025	% Change	2026	2025	% Change
Adjusted income from operations and adjusted net income from continuing operations:
Net Sales	$228,251	$222,049	2.8%	$891,597	$790,107	12.8%
Income from operations, as reported	$37,552	$34,734	8.1%	$193,584	$93,549	106.9%
Income from operations margin	16.5%	15.6%		21.7%	11.8%
Adjustments:
Restructuring charges	2,762	2,920		12,186	6,903
Acquisition-related costs	496	1,042		4,059	21,434
Amortization of acquired intangible assets	4,341	4,647		17,691	14,612
Litigation (settlement refund) charge	450	-		550	-
(Gain) loss on sale of business	(249)	-		(57,085)	-
Purchase accounting expenses	-	2,407		2,316	14,083
Adjusted income from operations	$45,351	$45,751	-0.9%	$173,301	$150,581	15.1%
Adjusted income from operations margin	19.9%	20.6%		19.4%	19.1%
Interest and other income (expense), net	(5,436)	(8,652)		(30,644)	(24,739)
Foreign currency related (gain) loss on acquisition and divestiture activities	-	-		-	554
Provision for income taxes	(8,515)	(10,609)		(34,253)	(11,084)
Discrete and other tax items	1,075	3,502		1,075	(5,444)
Tax impact of above adjustments	(1,946)	(1,808)		(1,049)	(12,113)
Net income from continuing operations, as adjusted	30,530	28,183		108,431	97,755
Less: net income attributable to redeemable noncontrolling interest	3,072	660		23,911	1,924
Add back: change of redeemable noncontrolling interest to redemption value per the acquisition agreement	(2,248)	-		(21,011)	-
Net income from continuing operations attributable to Standex, as adjusted	$29,706	$27,523	7.9%	$105,531	$95,831	10.1%

EBITDA and Adjusted EBITDA:
Net income (loss) from continuing operations, as reported	$23,601	$15,473	52.5%	$128,687	$57,726
Net income from continuing operations margin	10.3%	7.0%		14.4%	7.3%
Add back:
Provision for income taxes	8,515	10,609		34,253	11,084
Interest expense	6,558	9,016		30,712	23,931
Depreciation and amortization	9,404	10,128		38,653	35,438
EBITDA	$48,078	$45,226	6.3%	$232,305	$128,179	81.2%
EBITDA Margin	21.1%	20.4%		26.1%	16.2%
Adjustments:
Restructuring charges	2,762	2,920		12,186	6,903
Acquisition-related costs	496	1,042		4,059	21,434
Litigation (settlement refund) charge	450	-		550	-
(Gain) loss on sale of business	(249)	-		(57,085)	-
Purchase accounting expenses	-	2,407		2,316	14,083
Adjusted EBITDA	$51,537	$51,596	-0.1%	$194,330	$170,599	13.9%
Adjusted EBITDA Margin	22.6%	23.2%		21.8%	21.6%

Free operating cash flow:
Net cash provided by operating activities - continuing operations, as reported	$40,506	$33,435		$89,913	$69,648
Less: Capital expenditures	(5,525)	(8,581)		(25,199)	(28,343)
Free cash flow from continuing operations	$34,980	$24,855		$64,714	$41,306

Standex International Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

	Three Months Ended			Year Ended
	June 30,			June 30,
Adjusted earnings per share from continuing operations	2026	2025	% Change	2026	2025	% Change

Diluted earnings per share from continuing operations attributable to Standex, as reported	$1.69	$1.23	37.7%	$8.68	$4.64	87.1%
Adjustments:
Restructuring charges	0.18	0.20		0.76	0.45
Acquisition-related costs	0.03	0.07		0.26	1.43
Amortization of acquired intangible assets	0.27	0.32		1.12	0.94
Litigation (settlement refund) charge	0.03	-		0.03	-
(Gain) loss on sale of business	(0.03)	-		(4.09)	-
Foreign currency related (gain) loss on acquisition and divestiture activities	-	-		-	0.04
Discrete tax items	0.09	0.29		0.09	(0.45)
Purchase accounting expenses	-	0.17		0.15	0.93
Change of redeemable noncontrolling interest to redemption value per the acquisition agreement	0.19	-		1.74	-
Diluted earnings per share from continuing operations attributable to Standex, as adjusted	$2.45	$2.28	7.5%	$8.74	$7.98	9.6%